UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 17, 2011, HealthWarehouse.com, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three affiliated accredited investors (the “Investors”) and sold certain securities to the Investors in a non-public offering under Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.  Under the terms of the Purchase Agreement, the Company sold a total of 10,000 newly authorized shares of $0.001 par value Series C preferred stock (the “Series C Preferred Stock”) to the Investors at $100.00 per share for an aggregate price of $1,000,000. Under the terms of the Purchase Agreement, the Company also issued warrants to the Investors, pro rata to their investment amounts, to purchase an aggregate of 270,000 shares of the Company’s $0.001 par value common stock (the “Common Stock”) at an exercise price of $2.90 per share (the “Warrants”).  The Purchase Agreement contains customary representations and warranties about the Company and its business operations, and customary post-closing indemnification and other covenants.  The net proceeds from the sale of the Series C Preferred Stock will be used by the Company to prepay principal and accrued interest on the Company’s 7% interest, senior secured notes dated September 2, 2011.  Prior to such prepayments, the current principal amount of such notes is $3.0 million.

On October 17, 2011, the Company’s Board of Directors approved and the Company filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware fixing the rights, preferences and restrictions of the Series C Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation designates 10,000 shares of the Company’s preferred stock as Series C Preferred Stock to be issued at an original issue price of $100.00 per share (the “Original Issue Price”).  The holders of Series C Preferred Stock are entitled to one vote per share and vote with the holders of the Company’s Common Stock as a single class on general matters requiring a stockholder vote, and are entitled to vote as a separate class on specific matters affecting the rights and preferences of Series C Preferred Stock.  The holders of Series C Preferred Stock are entitled to a preferential liquidating distribution upon the sale or liquidation of the Company equal to the Original Issue Price per share (the “Liquidation Preference”).  After receiving the Liquidation Preference, the holders of Series C Preferred Stock are not entitled to participate in any remaining liquidating distributions with the holders of the Company’s other shares of capital stock.  The Series C Preferred Stock is not entitled to any dividends.  The Series C Preferred Stock is not convertible into shares of Common Stock or other capital stock.

Each Warrant may be exercised in whole or in part and from time to time for a term of five years from its grant date.  The Warrants contain customary purchase price adjustment provisions.  The Warrants are transferable in whole or in part, so long as the transfers comply with applicable securities laws.

On August 3, 2011, the Company and the Investors entered into an Investor Rights Agreement (the “Rights Agreement”) in connection with the Investors purchase of shares of the Company’s Common Stock.  Under the Rights Agreement, the Investors have certain demand and other registration rights with respect to all Common Stock owned by the Investors (the “Registerable Securities”).  On October 17, 2011, the Company and the Investors entered into an Amendment No. 1 to Investor Rights Agreement (the “Rights Agreement Amendment”) modifying the definition of “Registerable Securities” to include all Common Stock owned by the Investors, whether now owned or hereafter acquired, including the Common Stock received upon exercise of the Warrants.  A description of the Investors’ registration rights under the Rights Agreement is contained in the Company’s Current Report on Form 8-K filed on August 8, 2011, and in Exhibit 10.2 thereto.

The foregoing description of the Certificate of Designation, the Warrants, the Purchase Agreement, and the Rights Agreement Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, the form of Warrant, the Purchase Agreement, and the Rights Agreement Amendment, which are filed as Exhibits 3.1, 4.1, 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

From September 2 through September 16, 2011, the Company sold a total of 168,970 shares of Common Stock to 9 accredited investors at a purchase price of $2.90 a share, for a total of $490,000.  The sale of the Common Stock was made without registration in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  A copy of the form of Subscription Agreement used in connection such sales is filed as Exhibit 10.3 hereto.

Item 5.03.	Amendment to Articles of Incorporation as Bylaws; Change of Fiscal Year.

See Item 1.01, which is incorporated herein by reference, for a description of the Certificate of Designation and the rights, privileges and preferences of the Series C Preferred Stock.

Item 5.07	Submission of Matters to a vote of Security Holders.

Effective as of October 13, 2011, the holders of the Company’s voting capital stock consented in writing to approve an amendment to the HealthWarehouse.com, Inc. 2009 Incentive Compensation Plan (the “2009 Plan”), increasing the number of shares of Common Stock reserved for issuance under the 2009 Plan by 1,200,000 shares, from 1,681,425 Common Shares to 2,881,425 Common Shares.  The holders of 5,808,241 Common Shares and 331,548 shares of Series B Preferred Stock, or 63.5% of the voting power of the Company’s issued and outstanding voting capital stock, voted by written consent in favor of the amendment to the 2009 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock Pursuant to Section 151 of the Delaware General Corporation Law.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated October 17, 2011.

10.2	Amendment No. 1 to Investor Rights Agreement dated October 17, 2011.

10.3	Form of Subscription Agreement for Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2011	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer